UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 17, 2016

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 17, 2016, Midway Gold Corp.’s (the “Company” or “our”), subsidiaries, Midway Gold US Inc. (“Midway”), Golden Eagle Holding Inc., RR Exploration LLC, MDW PAN LLP, and MDW Gold Rock LLP completed the previously announced sale of the assets comprised of the Pan Project, Gold Rock Project, Pinyon Project, Golden Eagle Project and other assets to GRP Minerals, LLC (“GRP”).

The material terms of the transaction are described in Item 1.01 of the Company’s Form 8-K filed on May 16, 2016 and are incorporated herein by reference.

The Docket related to Chapter 11 cases filed by the Company and its subsidiaries, including the pleadings, notices and other documentation, are available to the public at http://dm.epiq11.com/MGC/Docket.

Item 7.01. Regulation FD Disclosure.

On May 17, 2016, the Company issued a press release announcing that Company’s subsidiaries closed its sale of assets to GRP Minerals, LLC.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Press Release, Dated May 17, 2016

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: May 19, 2016	By:	/s/ William M. Zisch
William M. Zisch President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Press Release, Dated May 17, 2016

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.